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                                                                    Exhibit 23.1


                        Consent of Independent Auditors


We consent to the incorporation by reference of our report dated May 19, 1995 except for Notes 9 & 10 as to which the date October 6, 1995 with respect to the Financial Statements of Spacetec IMC Corporation included in its Registration Statement (Form S-1 No. 33-98064) in the Registration Statement on Form S-8 pertaining to the Amended and Restated 1993 Stock Option Plan of Spacetec IMC Corporation.



                                   ERNST & YOUNG LLP


Boston, Massachusetts
May 31, 1996

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